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                          EDGEWATER TECHNOLOGY, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                          EDGEWATER TECHNOLOGY, INC.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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                        [LOGO FOR EDGEWATER TECHNOLOGY]



                          EDGEWATER TECHNOLOGY, INC.



                        ANNUAL MEETING OF STOCKHOLDERS

                                 June 6, 2001

                              __________________


                          NOTICE AND PROXY STATEMENT

                        [LOGO FOR EDGEWATER TECHNOLOGY]


April 25, 2001



Dear Edgewater Technology, Inc. Stockholder:

     I am pleased to invite you to the Edgewater Technology, Inc. Annual Meeting of Stockholders. The meeting will be at 10:00 a.m. Eastern Time on Wednesday, June 6, 2001 at the Boston Marriott Long Wharf, 296 State Street, Boston, Massachusetts 02109.

     At the meeting, you and the other stockholders will elect six directors to the Edgewater Technology, Inc. Board of Directors. You will find other detailed information about Edgewater Technology, Inc. and its operations, including its audited financial statements, in the enclosed 2000 Annual Report.

     We hope you can join us on June 6, 2001. Whether or not you can attend, please read the enclosed Proxy Statement. When you have done so, please mark your vote on the enclosed proxy, sign and date the proxy, and return it to us in the enclosed envelope. Your vote is important, so please return your proxy promptly.

                              Sincerely,



                              CLETE T. BREWER
                              Chairman and Chief Executive Officer



302 East Millsap Road . Fayetteville, AR 72703 . 501-973-6084 . Fax 501-973-6049

                          EDGEWATER TECHNOLOGY, INC.
                             302 East Millsap Road
                         Fayetteville, Arkansas 72703


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held June 6, 2001


To the Stockholders:

     Edgewater Technology, Inc. will hold its Annual Meeting of Stockholders at the Boston Marriott Long Wharf, 296 State Street, Boston, Massachusetts 02109, on Wednesday, June 6, 2001 at 10:00 a.m., Eastern Time.

     We are holding this meeting:

     . to elect six directors to serve until the 2002 Annual Meeting of Stockholders; and

     . to transact any other business that may properly come before the meeting.

     The Board of Directors selected April 23, 2001 as the record date for determining stockholders entitled to vote at the meeting. A list of stockholders on that date will be available for inspection at the corporate headquarters of Edgewater Technology, Inc., 302 East Millsap Road, Fayetteville, Arkansas, for ten days before the meeting. Only holders of our common stock as of the close of business on April 23, 2001 are entitled to vote at the Annual Meeting or any adjournment thereof.

     This Proxy Statement, proxy and Edgewater Technology, Inc.'s, 2000 Annual Report to Stockholders are being distributed on or about April 27, 2001.

                              By Order of the Board of Directors



                              GORDON Y. ALLISON
                              Corporate Secretary

Fayetteville, Arkansas
April 25, 2001

                               TABLE OF CONTENTS

GENERAL INFORMATION....................................................................   1
     Annual Meeting Information........................................................   1

ITEM 1 - ELECTION OF DIRECTORS.........................................................   3
     Nominees for Election.............................................................   4
     Other Named Executive Officers....................................................   5
     Committees and Meetings...........................................................   7

STOCK OWNERSHIP........................................................................   8
     Beneficial Ownership of Certain Stockholders, Directors and Executive Officers....   8
     Section 16(a) Beneficial Ownership Reporting Compliance...........................   9

COMPENSATION OF OUTSIDE DIRECTORS AND THE NAMED EXECUTIVE OFFICERS.....................   9
     Compensation of Outside Directors.................................................   9
     Compensation of the Named Executive Officers......................................  10
     Option Grants in 2000.............................................................  11
     2000 Year-End Option Values.......................................................  11
     Employment Agreements.............................................................  12
     New 2001 Executive Officers.......................................................  14
     Deferred Executive Compensation Plan..............................................  14
     Severance Agreements with Former Executives.......................................  14

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION.........................  15
     Compensation Committee Membership and Interlocks..................................  15
     Executive Compensation Components and Goals.......................................  15
     Policy on Deductibility of Compensation...........................................  15
     2000 Executive Compensation.......................................................  16
     2000 Chief Executive Officer Compensation.........................................  16

REPORT OF THE AUDIT COMMITTEE..........................................................  17
     General...........................................................................  17
     Fees..............................................................................  17
     2000 Audited Financial Statements.................................................  17

CERTAIN TRANSACTIONS...................................................................  18

PERFORMANCE GRAPH AND TOTAL RETURN ANALYSIS............................................  19

ITEM 2 - OTHER MATTERS.................................................................  20

ADDITIONAL INFORMATION.................................................................  20
     Independent Public Accountants....................................................  20
     Annual Report.....................................................................  20
     Information Not Incorporated......................................................  20

ANNEX A - CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF
          DIRECTORS OF EDGEWATER TECHNOLOGY, INC.

                              GENERAL INFORMATION

Annual Meeting Information

     This Proxy Statement contains information related to the Annual Meeting of Stockholders of Edgewater Technology, Inc. to be held on Wednesday, June 6, 2001, beginning at 10:00 a.m., Eastern Time at the Boston Marriott Long Wharf, 296 State Street, Boston, Massachusetts 02109, and any postponements or adjournments thereof (the "Annual Meeting"). This Proxy Statement was prepared under the direction of our Board of Directors to solicit your proxy for use at the Annual Meeting. It will be mailed to stockholders on or around April 27, 2001.

Q:   Who is soliciting my proxy?

A: We, the Board of Directors of Edgewater Technology, Inc., are sending you this Proxy Statement in connection with our solicitation of proxies for use at Edgewater Technology, Inc's 2001 Annual Meeting of Stockholders. Certain directors, officers and employees of Edgewater Technology, Inc. may (without compensation), and Corporate Investor Communications, Inc. (our proxy solicitor) will, solicit proxies on our behalf by mail, phone, fax, or in person.

Q:   Who is paying for this solicitation?

A: Edgewater Technology, Inc. will pay for the solicitation of proxies, including Corporate Investor Communications Inc.'s estimated fee of $5,000 plus out-of-pocket expenses. Edgewater Technology, Inc. also will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of Edgewater Technology, Inc. common stock.

Q:   What am I voting on?

A: The election of Clete T. Brewer, William J. Lynch, Charles A. Sanders, M.D., Bob L. Martin, Michael R. Loeb and Shirley Singleton to the Board of Directors.

Q:   Who can vote?

A: Only those who owned common stock at the close of business on April 23, 2001, the record date for the Annual Meeting, can vote. If you beneficially owned common stock on the record date, you have one vote per share for each director up for election at the Annual Meeting.

Q:   What does "beneficially owned" mean?

A: Under the Securities and Exchange Commission's (the "SEC") definition, "beneficial ownership" of shares means shares over which a person has sole or shared voting or investment power.

Q:   How do I vote?

A: You may vote your shares either in person or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the prepaid envelope. If you wish the individuals named as proxies to vote for all nominees, then check the box marked "FOR."

Q:   What are the consequences of my voting decision?

A: If you return your proxy but do not mark your voting preference, the individuals named as proxies will vote your shares "FOR" the election of the nominees for director and in their discretion with respect to any other matter properly brought before the Annual Meeting. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person, you automatically revoke your proxy. You also may revoke your proxy at any time before the voting by giving the Corporate Secretary written notice of your revocation or by submitting a later-dated proxy.

Q:   What constitutes a quorum?

A: On the record date, we had 11,660,816 shares of common stock, $.01 par value, outstanding and approximately 2,950 record holders. Each share of our common stock is entitled to one vote per share. Voting can take place at the Annual Meeting only if stockholders owning a majority of the total number of votes entitled to be cast as of the record date are present in person or represented by effective proxies.

Q:   What happens if a quorum is not present?

A: If a quorum is not present at the scheduled time of the Annual Meeting, then the stockholders who are represented may adjourn the Annual Meeting until a quorum is present. The time and place of an adjourned meeting, if necessary, would be announced at the time the adjournment is taken and no other notice would be given.

Q:   What vote is required in the election of directors?

A: Directors are elected by a plurality of the votes of shares present in person or represented by proxy at the Annual Meeting. This means that the six nominees will be elected if they receive more affirmative votes than any other nominees.

Q:   What are broker non-votes and abstentions?

A: If you are the beneficial owner of shares held in "street name" by a broker, then the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, then the broker will be entitled to vote the shares with respect to "discretionary" items, but will not be permitted to vote the shares with respect to "non-discretionary" items (in which case, the shares will be treated a "broker non-vote"). Under the rules of the New York Stock Exchange, Inc., the election of directors is a discretionary matter, enabling brokers to vote on the election of directors even if they have not received instructions from beneficial owners. Even though brokers are entitled to exercise their discretion and vote on director elections without instructions from beneficial owners, they are not required to do so. An abstention is a decision by a stockholder to take a neutral position on a proposal being submitted to stockholders at a meeting, although taking a neutral position through an abstention is considered a vote cast on a proposal being submitted at a meeting.

Q: How do broker non-votes and abstentions effect the existence of a quorum and the vote required in the election of directors?

A: Broker non-votes and abstentions are included in determining the number of shares represented for purpose of determining whether a quorum is present at a stockholders' meeting. Because directors will be elected by a plurality of the votes cast (i.e., the six director nominees receiving the greatest number of votes will be elected) at the Annual Meeting, an abstention would have no effect on the vote concerning the election of directors and thus, is not being offered as a voting option in the election of directors. Since there are no discretionary items being presented at the Annual Meeting, broker non-votes will have no bearing on the outcome of the proposal being considered at the Annual Meeting . Under Delaware law, broker non-votes are not considered to be a vote cast.

Q:   What happens if I withhold my vote for an individual director?

A: Withheld votes are counted as "NO" votes for the individual director. If you wish to withhold authority to vote for all nominees, check the box marked "WITHHOLD AUTHORITY." If you wish your shares to be voted for some nominees, and not voted for others, then indicate the name(s) of the nominee(s) for whom you are withholding authority to vote by writing the name(s) of such nominee(s) in the space provided in the proxy.

Q:   Can I vote on other matters?

A: Our Amended and Restated Bylaws limit the matters presented at an annual meeting to those in a notice of annual meeting and those otherwise properly presented at an annual meeting. For nominations of persons for election to the Board of Directors and other business matters, in each instance, other than those persons listed or matters included in a notice of annual meeting, to be properly presented at an annual meeting, our Amended and Restated Bylaws require that both of the following conditions be satisfied:
     (a) the alternative director nominees or other matter(s) must be a proper subject for stockholder action under the Delaware General Corporation Law; and (b) the stockholder must have given timely written notice of the alternative director nominees or other matters to be brought before an annual meeting. To be timely, a stockholder's notice must have been delivered to our Corporate Secretary not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of our prior year's annual meeting. Since none of our stockholders provided notice for any alternative director nominees or any other business matters during the period of February 21, 2001 to March 23, 2001 (which is the 60-90 day period prior to the first anniversary (i.e., May 22, 2001) of last year's annual meeting), no director nominees or other business matters, other than those included in the Notice of Annual Meeting, may properly come before the Annual Meeting.

Q:   Who will count the vote?

A: Representatives of EquiServe Trust Company, N.A., our transfer agent, will tabulate the votes.

Q: When are 2002 stockholder proposals or other stockholder business matters due?

A: To be considered for presentation at our 2002 Annual Meeting of Stockholders, inclusion in the proxy statement and on the proxy card, a stockholder proposal must be received at our offices no later than December 28, 2001. For stockholder proposals or other business matters submitted outside the proposal process identified in the preceding sentence, if we do not receive notice of any such matter that a stockholder wishes to raise at the 2002 Annual Meeting during the thirty day period of March 8, 2002 through April 6, 2002, then no business matters, other than those included in the notice of annual meeting for the 2002 Annual Meeting, may properly come before next year's annual meeting. All proposals and notifications for the 2002 Annual Meeting should be addressed in writing to the attention of the Corporate Secretary, Edgewater Technology, Inc., 20 Harvard Mills Ave., Wakefield, Massachusetts 01880 and should satisfy the particular requirements of our Amended and Restated Bylaws.


                        ITEM 1 - ELECTION OF DIRECTORS

     Our Board of Directors (which is sometimes referred to in this Proxy Statement as the "Board") currently consists of seven persons each of whose term expires at the Annual Meeting. Each of our directors began serving their current term at last year's annual meeting on May 22, 2000. Mr. McWhorter, who began his directorship with our company in October 1996, will serve his current director term through and until the Annual Meeting. Mr. McWhorter, has determined not to stand for reelection and has not been nominated for reelection to the Board for a new term at the Annual Meeting. Mr. Bartholomew resigned his directorship on July 7, 2000 following completion of the sale of our Commercial Services Segment on June 28, 2000. Mr. Bova resigned his directorship on March 29, 2001 following the sale of our IntelliMark, Inc. subsidiary on November 16, 2000. Ms. Shirley Singleton, the current President and Chief Executive Officer of our eSolutions business subsidiary, although not currently a director, is a nominee for election to our Board of Directors. The Board, consistent with this information and in accordance with the Amended and Restated Bylaws of our company, has reduced the number of directorships up for election at the Annual Meeting to six. Consequently, at the Annual Meeting, you and the other stockholders will elect six individuals to serve as directors until the 2002 Annual Meeting or until their successors are duly elected and qualified.

     The individuals named as proxies will vote the enclosed proxy for the election of all nominees, unless you direct them to withhold your votes. If any nominee becomes unable to serve as a director before the Annual Meeting (or decides not to serve), the individuals named as proxies may vote for a substitute or we may reduce the number of members of the Board. WE RECOMMEND A VOTE "FOR" EACH OF THE FOLLOWING NOMINEES.

     Below are the names and ages of the director nominees, the year they became directors, their principal occupations or employment for at least the past five years and certain of their other directorships.

Nominees for Election


Name                            Age     Experience
-----                           ---     ----------

Clete T. Brewer                 36      Co-founded our company in March 1996 and
                                        served until September 1999 as our
                                        President, Chief Executive Officer and a director. In September 1999, Mr. Brewer became our Chairman, retained his position as our Chief Executive Officer and retained his position as a director.
                                        Mr. Brewer also co-founded Brewer
                                        Personnel Services, Inc. ("Brewer
                                        Personnel."), one of our founding
                                        companies, in July 1988, and has served
                                        since April 1994 as President, Chief
                                        Executive Officer and a director of
                                        Brewer Personnel. From July 1988 to
                                        April 1994, Mr. Brewer served as Vice
                                        President of Brewer Personnel. Brewer
                                        Personnel was sold as part of our
                                        Commercial Services Segment in June
                                        2000.

William J. Lynch                58      Mr. Lynch is a venture partner of
                                        Catterton Partners, LLC, a private
                                        equity firm. From March 1996 to December
                                        2000, Mr. Lynch served as a Managing
                                        Director of Capstone Partners, LLC, a
                                        venture capital firm. Prior to that
                                        time, Mr. Lynch was a partner of the law firm of Morgan, Lewis & Bockius LLP. Mr.
                                        Lynch also serves as a director of
                                        NYFix, Inc., a publicly traded company.
                                        Mr. Lynch has served as a director of
                                        our company since October 1996.

Charles A. Sanders, M.D.        69      Dr. Sanders is retired from Glaxo, Inc.
                                        where he served as Chief Executive
                                        Officer from 1989 through 1994 and
                                        Chairman from 1992 through 1995. Dr.
                                        Sanders currently serves as Chairman of
                                        The Commonwealth Fund and Project HOPE
                                        and serves on the Board of Trustees of
                                        The University of North Carolina at
                                        Chapel Hill. Dr. Sanders is also a
                                        director of Pharmacopeia, Inc., Scios,
                                        Inc., Vertex Pharmaceuticals
                                        Incorporated, Magainin Pharmaceuticals,
                                        Inc., Trimeris, Inc., Kendle
                                        International, Inc., Genentech, Inc. and
                                        Biopure, Corp., which are all publicly
                                        traded companies. Dr. Sanders has served as a director of our company since
                                        October 1996.

Bob L. Martin                   52      From 1993 to 1999, Mr. Martin was
                                        President and Chief Executive Officer of
                                        Wal-Mart International, the
                                        international division of Wal-Mart
                                        Stores, Inc. Prior to his position as
                                        President and Chief Executive Officer of
                                        Wal-Mart International, Mr. Martin
                                        served nine years as the Chief
                                        Information Officer of Wal-Mart Stores,
                                        Inc. Mr. Martin is also a director for
                                        Students in Free Enterprise, Sabre Group
                                        Holdings, Inc., a publicly traded
                                        company, and Santa Clara University. Mr.
                                        Martin is a member of the Council of the Americas and serves on the Executive
                                        Advisory Board of the University of
                                        Arkansas. Mr. Martin became one of our
                                        directors in September 1999.

Name                            Age     Experience
-----                           ---     ----------

Michael R. Loeb                 45      Since 1991, Mr. Loeb has been President
                                        of the Synapse Group, Inc. and its Chief
                                        Executive Officer since December 1997.
                                        Mr. Loeb has also been a director of the Synapse Group, Inc. since March 1993.
                                        Prior to co-founding the Synapse Group,
                                        Inc. and becoming its President in 1991, Mr. Loeb had an eight year career at Time Inc., where he held a number of positions including Consumer Marketing
                                        Director for Sports Illustrated and Vice
                                        President of Consumer Marketing of
                                        Entertainment Weekly. At Time, he also
                                        helped introduce SI for Kids. Mr. Loeb
                                        was also responsible for starting the
                                        direct response division of Deutsch
                                        Agency immediately prior to co-founding
                                        the Synapse Group, Inc. Mr. Loeb is also a director of Gift Services, L.L.C. Mr.
                                        Loeb became one of our directors in
                                        April 2000.

Shirley Singleton               49      Ms. Singleton co-founded Edgewater
                                        Technology (Delaware), Inc. ("Edgewater
                                        Delaware"), which is our eSolutions
                                        subsidiary, in 1992 and currently serves as President and Chief Executive Officer of Edgewater Delaware. Prior to co-founding Edgewater Delaware, Ms.
                                        Singleton was Vice President and General
                                        Manager of the Northeast region of
                                        Logica North America. Ms. Singleton,
                                        although a nominee for election to the
                                        Board, is not currently a director of
                                        our company.


Other Named Executive Officers

     Provided below are the names, ages and principal occupation or employment for at least the last five years for certain persons that are currently executive officers of our company. Also provided below, are certain persons that were executive officers of our company until their employment with us ended during the 2000 fiscal year and their principal occupation or employment for at least the past five years. The information provided below, for those persons that are no longer employed by us, is included in this Proxy Statement because those persons are considered highly compensated executive officers based on the compensation they received from us as employees during the 2000 fiscal year, as well as their policy making authority during such period.


Name                            Age     Experience
-----                           ---     ----------

Terry C. Bellora                54      Chief Financial Officer of our company
                                        since August 1996. Prior to joining our
                                        company, Mr. Bellora served as Chief
                                        Financial Officer of Pace Industries,
                                        Inc. from 1986 to August 1996. Mr.
                                        Bellora served as a director of Pace
                                        Industries, Inc. from 1988 to 1993 and
                                        as an advisory director of Pace
                                        Industries, Inc. from 1993 to August
                                        1996. Mr. Bellora is a certified public
                                        accountant and was previously an audit
                                        partner for a regional accounting firm
                                        prior to his employment with Pace
                                        Industries, Inc.

Name                            Age     Experience
-----                           ---     ----------

Gordon Y. Allison               41      Executive Vice President - General
                                        Counsel and Corporate Secretary of our
                                        company since June 1997. Prior to
                                        joining our company, Mr. Allison served
                                        as the Vice President - General Counsel
                                        of Pace Industries, Inc. from February
                                        1995 to June 1997. Beginning in May
                                        1992, Mr. Allison practiced law at the
                                        firm of Giroir, Gregory, Holmes & Hoover
                                        LLC in Little Rock, Arkansas and was a
                                        partner from January 1994 until his
                                        employment began with Pace Industries,
                                        Inc. From 1990 to 1992, Mr. Allison was
                                        a special counsel in the Division of
                                        Corporation Finance at the SEC in
                                        Washington, D.C. and from 1988 to 1990
                                        he was a staff attorney in the Division
                                        of Corporation Finance of the SEC. Mr.
                                        Allison is a certified public accountant and worked at Arthur Andersen LLP prior to attending law and graduate business school. Mr. Allison received his Masters of Laws in Securities Regulation and Taxation from the Georgetown University
                                        Law School. Prior to attending the
                                        Georgetown University Law School, Mr.
                                        Allison received his Juris Doctor from
                                        the University of Arkansas School of Law and his Masters of Business
                                        Administration from the University of
                                        Arkansas School of Business.

Stephen R. Bova                 53      Mr. Bova was our President and Chief
                                        Operating Officer until November 16,
                                        2000 when we sold our IntelliMark, Inc.
                                        subsidiary. Mr. Bova resigned his
                                        directorship on March 29, 2001. Mr. Bova had been a director and the President and Chief Operating Officer of our company since September 1999. Mr. Bova is now the Chairman and Chief Executive
                                        Officer of IntelliMark, Inc. Prior to
                                        joining our company, Mr. Bova served as
                                        the Managing Director of International
                                        Operations for IntelliGroup, Inc., an
                                        information technology company, from
                                        1998 to 1999. From 1996 to 1998, Mr.
                                        Bova served as President of the Global
                                        Banking Division for Electronic Data
                                        Systems. From 1986 to 1996, Mr. Bova was with ALLTEL Information Systems, the
                                        Information Systems division of ALLTEL
                                        Corp., where he founded their
                                        International Division, later becoming
                                        President of the Wireless
                                        Telecommunications Division, then
                                        President of the Global Financial
                                        Division. Mr. Bova is also a director of Vestcom International, Inc., a publicly traded company.

Steven E. Schulte               37      Mr. Schulte was our Executive Vice
                                        President - Administration until
                                        September 7, 2000, the last day of Mr.
                                        Schulte's employment with us. Mr.
                                        Schulte was also one of our directors
                                        until May 22, 2000. Mr. Schulte had been a director since October 1996. Mr.
                                        Schulte was employed by Prostaff
                                        Personnel Services, Inc. ("Prostaff"),
                                        one of our founding companies, since
                                        August 1987 and served as its President
                                        and Chief Executive Officer from June
                                        1992 through October 1996. Prostaff was
                                        sold as part of our Commercial Services
                                        Segment in June 2000.

Committees and Meetings

     We have three standing committees.

The Audit Committee

     . Reviews with the independent accountants, the accountants' annual report and scope of the next year's audit;
     .    Nominates the independent accountants to the Board of Directors;
     . Reviews any consulting services provided by the independent accountants and evaluates the effect these services may have on the accountants' independence;
     . Reviews with the independent accountants the adequacy of internal accounting and control systems; and
     . Reviews with management and the independent accountants the accounting and financial reporting requirements and practices.

The members are William J. Lynch (Chairman), Charles A. Sanders, M.D. and R. Clayton McWhorter.

The Compensation Committee

     . Reviews annually and recommends to the Board of Directors the Chief Executive Officer's total compensation;
     . Reviews compensation and recommends changes for executive officers of our company and its subsidiaries; and
     . Administers the stock incentive plans and the executive officer incentive bonus plan.

     The members are R. Clayton McWhorter (Chairman), William J. Lynch and Bob
     L. Martin.

The Nominating Committee

     .    Recommends the size of the Board;
     . Recommends nominees for election to serve as directors and to serve on committees of the Board; and
     . Suggests changes in compensation and retirement policies for directors.

     The members are Charles A. Sanders, M.D. (Chairman) and Bob L. Martin.

     During fiscal 2000, our Board and various Board Committees held the following number of meetings: Board of Directors, eleven (two of which were regular meetings, one annual meeting and eight of which were special meetings); Audit Committee, four; Compensation Committee, two; Nominating Committee, one. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees on which that director served.

                                STOCK OWNERSHIP

Beneficial Ownership of Certain Stockholders, Directors and Executive Officers

     The following table provides information as of April 9, 2001 about the beneficial ownership of common stock by: (1) the persons known to us to be beneficial owners of more than 5% of the outstanding common stock; (2) our directors and new director nominee; (3) each current Named Executive Officer; and (4) our directors, new director nominee and executive officers as a group. To the best of our knowledge, each such person has sole voting and investment power over the shares shown in this table, except as otherwise indicated.

                                                                                       Beneficial Ownership
                                                                                       --------------------
                                                                             Number of Shares     Percent of Total/(1)/
                                                                           -------------------    ---------------------
Name and Address of Principal Stockholders
------------------------------------------
Dimensional Fund Advisors Inc./(2)/                                                973,291                 8.23%
 1299 Ocean Avenue, 11th Floor
 Santa Monica, CA 90401

GAMCO Investors, Inc., et.al./(3)/                                                 849,655                 7.19%
 One Corporate Center
 Rye, New York 10580-1435

Name of Directors, Director Nominee and Executive Officers/(4)/
---------------------------------------------------------------
Clete T. Brewer/(5)/...................................................            675,250                 5.70%
Terry C. Bellora/(6)/..................................................            342,019                 2.81%
Gordon Y. Allison/(7)/.................................................             60,000                    *
William J. Lynch/(8)/..................................................             61,756                    *
R. Clayton McWhorter/(9)/..............................................             36,153                    *
Charles A. Sanders, M.D./(10)/.........................................             41,220                    *
Bob L. Martin/(11)/....................................................             25,000                    *
Michael R. Loeb/(12)/..................................................             26,713                    *
Shirley Singleton/(13)/................................................            180,786                 1.51%
  All directors and executive officers as a group.                               1,448,897                11.53%

------------
* Less than 1%.

(1) The percentages shown with respect to any identified individual or group, other than the entities listed under Principal Stockholders, are calculated by dividing: (i) the sum of (a) the number of shares of common stock actually owned as of April 9, 2001 plus (b) the number of shares of common stock that may be acquired through the exercise of stock options within 60 days thereof ("Currently Exercisable Options") by (ii) the sum of 11,819,616 shares of common stock outstanding on April 9, 2001 plus the amount referenced in clause (i)(b). As of April 9, 2001, there were 2,957 record holders of Edgewater Technology, Inc. common stock.
(2) These securities are owned by various institutional investors, to which Dimensional Fund Advisors Inc. ("Dimensional") serves as investment advisor and manager with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Dimensional is deemed to be a beneficial owner of such securities; however, Dimensional expressly disclaims the fact that it is, in fact, the beneficial owner of such securities. Information set forth above and in this note (2) is based upon Dimensional's Schedule 13G filing with the SEC (reflecting its beneficial ownership information concerning our company's common stock as of December 31, 2000) and updated common stock ownership information supplied to our company by Dimensional subsequent to December 31, 2000.
(3) These securities are owned by various institutional investors, which include Gabelli Funds, LLC, GAMCO Investors, Inc., Gabelli Associates Limited, Gabelli Associates Fund, Gabelli International Limited and MJG Associates, Inc. (collectively "Gabelli"). Each of these entities, hold certain of the shares for investment for one or more accounts over which it has shared, sole or both investment and/or voting power for its own account, or both. Information set forth above and in this note (3) is based on Gabelli's Schedule 13D filing on March 5, 2001 with the SEC (reflecting beneficial ownership information concerning our company's common stock as of February 21, 2001) and updated common stock information concerning our company's common stock ownership information supplied to our company by Gabelli subsequent to March 5, 2001.
(4) The address of each of the directors and executive officers listed above is c/o Edgewater Technology, Inc., 302 E. Millsap Rd, Fayetteville, AR 72703.
(5) Includes 5,252 shares held by Mr. Brewer's spouse, as to which Mr. Brewer disclaims beneficial ownership, and 21,000 shares subject to Currently Exercisable Options.
(6) Includes 341,352 shares subject to Currently Exercisable Options, 200 shares held by a trust of which Mr. Bellora is the trustee and 467 shares owned by Mr. Bellora's son, to which Mr. Bellora disclaims beneficial ownership.
(7)  Consists of 60,000 shares subject to Currently Exercisable Options.
(8) Includes 1,011 shares held by a trust for which Mr. Lynch is trustee, to which Mr. Lynch disclaims beneficial ownership and 31,000 shares subject to Currently Exercisable Options.
(9)  Includes 31,000 shares subject to Currently Exercisable Options.
(10) Includes 31,000 shares subject to Currently Exercisable Options.
(11) Consists of 25,000 shares subject to Currently Exercisable Options.
(12) Includes 25,000 shares subject to Currently Exercisable Options.
(13) Includes 177,706 shares subject to Currently Exercisable Options.

Section 16(a) Beneficial Ownership Reporting Compliance

     Under the U.S. securities laws, directors, executive officers and persons holding more than 10% of Edgewater Technology, Inc.'s common stock must report their initial ownership of the common stock and any changes in that ownership to the SEC. The SEC has designated specific due dates for these reports and we must identify in this Proxy Statement those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the SEC and written representations of its directors and executive officers, we believe all persons subject to reporting filed the required reports on time in 2000.

      COMPENSATION OF OUTSIDE DIRECTORS AND THE NAMED EXECUTIVE OFFICERS

     This section describes the compensation paid or payable to, the directors, the Chief Executive Officer and the other Named Executive Officers in 2000.

Compensation of Outside Directors

     Annual Compensation. Each outside director, that is a director who is not one of our employees, receives a $6,000 fee for each regular Board meeting, the annual Board meeting and certain special Board meetings that the director attends in person or by telephone. In addition, each outside director receives a $2,500 fee for each Board Committee meeting that the director attends in person or by telephone.

     Previously, we offered each of our outside directors the alternative of taking all or a portion of their directors' fees and committee fees for annual, regular and certain special Board meetings and committee meetings in shares of our common stock in lieu of cash through our Non-Employee Director Stock Election Plan. Messrs. Lynch, McWhorter, Sanders, Martin and Loeb had each elected under this plan to receive their directors' fees for Board meetings in shares of our common stock, as opposed to cash. However, in May 2000, shares available for issuance under this plan were exhausted and thereafter all Board fees have been paid in cash. Board Committee fees are paid in cash. Under this plan and otherwise, our outside directors may also defer receipt of their Board fees and Board Committee fees until they decide to receive any such fees. Mr. Martin has deferred receipt of all of his Board and Board Committee fees earned during 2000. For 2000, our outside directors in the aggregate, earned fees (both for Board and Board Committee meetings) in a combination of cash and common stock totaling $342,640 for Board and Board Committee meetings, of which amount, $267,000 was paid to our outside directors. We also reimbursed the outside directors for their reasonable out-of-pocket expenses in attending Board and Board Committee meetings. During 2000, we held more Board and Board Committee meetings than usual in relation to the sale of our non-eSolutions businesses via the strategic alternatives process. The larger number of Board meetings in 2000 resulted in higher than usual directors' fees. In light of our strategic alternatives process, which has resulted in our eSolutions business now being our only operating unit, we are reviewing our Board compensation to better fit our company as an eSolutions business.

     Stock Options. Under the Amended and Restated Edgewater Technology, Inc.1996 Stock Option Plan, each outside director receives a nonqualified stock option to purchase 20,000 shares of our common stock upon that person's initial election as a director. Following initial election and on the date of each annual meeting, each outside director that is reelected receives an additional nonqualified option to purchase 5,000 shares of our common stock. In May 2000, each outside director at such time received a stock option to purchase 5,000 shares of our common stock at an exercise price of $6.875 per share under this plan. To the extent any of these options were not vested, all such unvested options under this plan became fully vested under this plan upon consummation of the sale of our ClinForce, Inc. and CFRC, Inc. subsidiaries, which comprised our clinical trail support services division, on March 16, 2001. These options will expire five years after the grant date, unless earlier terminated or exercised.

Compensation of the Named Executive Officers

     The following table summarizes the total compensation for each of the last three years paid or accrued by us for services rendered during the years indicated to our Chief Executive Officer and our four most highly compensated executive officers whose total salary and bonus exceeded $100,000 during the year-ended December 31, 2000 (the "Named Executive Officers" /(1)/).


                          Summary Compensation Table
                          --------------------------


                                                                                       Long Term
                                             Annual Compensation                      Compensation
                                             -------------------                      ------------

                                                                                      Securities
                                                                     Other Annual     Underlying        All Other
  Name and Principal Position     Year    Salary ($)  Bonus ($)    Compensation/(2)/    Options     Compensation/(3)/
  ---------------------------     ----    ----------  ---------    -----------------    -------     -----------------
Clete T. Brewer, Chairman,        2000    $350,000    $    -            $ 6,000              -       $       -
Chief Executive Officer and       1999     232,500      42,500           11,331              -               -
 Director......................   1998     150,000     127,500            5,500         19,000               -

Terry C. Bellora, Chief           2000     243,846           -            7,200        222,132         433,945
 Financial Officer.............   1999     212,500      24,250           13,812         65,000               -
                                  1998     150,000     112,500            6,600         14,000               -

Gordon Y. Allison, Executive      2000     148,500      76,500            3,600              -               -
 Vice President- General          1999     132,000      70,000            4,920         15,000               -
 Counsel.......................   1998     120,000      86,560            3,600          5,000               -

Stephen R. Bova, Former
 President and Chief Operating    2000     297,175           -            5,432              -               -
 Officer/(1)/..................   1999      93,750           -            1,500        300,000               -

Steven E. Schulte, Former         2000     103,850           -            9,226              -               -
 Executive Vice President -       1999     125,000           -           12,792          5,000               -
 Administration/(1)/...........   1998     125,000      93,750            9,106          5,000               -

___________

/(1)/ Mr. Bova's employment as our President and Chief Operating Officer ended on November 16, 2000, while Mr. Schulte's employment as our Executive Vice President-Administration ended on September 7, 2000, and as such their salary compensation includes the amount from January 1, 2000 through their last day of employment with us. Based on Mr. Bova's and Mr. Schulte's annual salary and policy making authority during their employment in 2000, both of these individuals are considered Named Executive Officers for the 2000 year. Other than the Named Executive Officers, there were no other executive officers of our company during the 2000 fiscal year. Mr. Bova joined our company as President and Chief Executive Officer in September 1999. As such, his compensation during 1999 is only from September 1999 through December 1999. As described under the "--Severance Agreements with Former Executives" section of this Proxy Statement, Mr. Schulte also received $46,154 of severance payments during 2000 in addition to his salary compensation, with the first payment being made on or around September 22, 2000. Mr. Schulte joined our company as Executive Vice President-Administration in October 1, 1996.

/(2)/ During 1999 and 2000, other annual compensation for the Named Executive Officers, consisted of automobile allowances, club dues, matching payments with respect to a non-qualified deferred executive compensation plan, payments of life insurance premiums relating to term life policies on certain of the Named Executive Officers which were paid for by us and medical insurance premiums under our company medical insurance plan that were paid by us. The maximum matching amount by us under the non-qualified executive deferred plan for each participating executive officer for each year is $5,000. For 1998, the other annual compensation consists of automobile allowances, along with $3,106 of Mr. Schulte's amount in 1998, which was a matching payment by us with respect to the non-qualified executive deferred compensation plan.

/(3)/ Of the other compensation, $200,000 was paid with respect to the employment agreement amendment on December 1, 2000, where Mr. Bellora received this amount in return for: (1) agreeing to move from our Fayetteville, Arkansas corporate headquarters to our eSolutions business unit offices in Wakefield, Massachusetts; (2) a reduction in his annual salary from $250,000 to $150,000 on December 1, 2000; and (3) a reduction in the terms of his employment agreement from April 1, 2002 to November 30, 2001. Pursuant to our 1998 loan agreement and promissory note, as amended, $233,945 of other compensation related to the forgiveness of a portion of the outstanding principal and accrued but unpaid interest due our company thereunder, which is further described under "Certain Transactions" in this Proxy Statement.

Option Grants in 2000

       The following table sets forth information concerning each grant of stock options to the Named Executive Officers during 2000.


                                                                        Individual Grants
                                    -----------------------------------------------------------------------------------------
                                         Number of      Percentage of Total
                                        Securities        Options Granted      Exercise or                     Grant Date
                                    Underlying Options    to Employees in       Base Price     Expiration         Present
Name                                 Granted in 2000           2000           ($/Share)/(1)/      Date         Value ($)/(2)/
----                                ------------------  -------------------   --------------   ----------      --------------
Clete T. Brewer................               --                --                  --              --              --
Terry C. Bellora/(3)/..........            222,132             6.44%               6.25         8/31/2010         920,715
Gordon Y. Allison..............               --                --                  --              --              --
Stephen R. Bova................               --                --                  --              --              --
Steven E. Schulte..............               --                --                  --              --              --

_______________

/(1)/ All options were granted at the market value on the date of grant based on the last sales price of our common stock on the date of grant.
/(2)/ The grant date present value was based on the Black-Scholes Option Valuation Model, a widely recognized method of valuing options. The following underlying assumptions were used to derive the present value of these options: volatility of our common stock of 78%, based upon the actual daily volatility of our stock during 2000; a risk-free rate of return of 4.81%, based on the yield of five-year U.S. Treasury notes as of the grant date; and exercise of the option five years after the grant date. The actual value, if any, the Named Executive Officers may realize upon exercise will depend on the excess of the stock price over the exercise price on the actual date the option is exercised; consequently, there is no assurance the value realized by the Named Executive Officers will approximate the value estimated by the Black-Scholes Option Valuation Model.
/(3)/ The options granted to Mr. Bellora were under the Edgewater Technology, Inc. Amended and Restated 1996 Stock Option Plan.

2000 Year-End Option Values

       The following table sets forth information concerning the value of options exercised during 2000 and the value of unexercised options as of December 31, 2000 by the Named Executive Officers.

                                                               Stock Option Exercises and Year End Values
                                                               ------------------------------------------

                                                                                                                 Value of
                                                                      Number Of Securities Underlying             In-the-
                                           Shares                        Unexercised Options held at         Money Options at
                                          Acquired                         December 31, 2000/(2)/         December 31, 2000/(3)/
                                             on            Value      -------------------------------   ----------------------------
  Name                                    Exercise     Realized/(1)/    Exercisable    Unexercisable    Exercisable    Unexercisable
  ----                                    --------     -------------    -----------    -------------    -----------    -------------
  Clete T. Brewer ...................        --            --              19,000           2,000             --             --
  Terry C. Bellora...................        --            --             254,426         220,206          $11,107        $44,427
  Gordon Y. Allison..................        --            --              38,000          22,000             --             --
  Stephen R. Bova....................        --            --              40,000         260,000             --             --
  Steven E. Schulte..................        --            --              19,666           7,000             --             --

___________

/(1)/ Calculated using the difference between: (a) the closing sales price of our common stock on the date of exercise; and (b) the exercise price.
/(2)/ Following the consummation of the sale of our clinical trial support services platform known as "ClinForce" on March 16, 2001, which constituted a change of control under one of our stock option plans with respect to certain stock options granted thereunder, accelerated vesting and exercisability for unvested stock options for the Named Executive Officers occurred, other than stock options for 222,132 shares granted to Mr. Bellora in August 2000.
/(3)/ Options are "in-the-money" if the closing market price of our common stock exceeds the exercise price of the options. The value of the unexercised options represents the difference between the closing market price of our common stock on December 29, 2000, $6.50 and the exercise price of such options.

Employment Agreements

     Clete T. Brewer entered into an employment agreement with us on October 2, 1996. This employment agreement, subject to the amendments described in the following paragraph for Mr. Brewer is for a term of five years and provides for an annual base salary which may be adjusted upward at the discretion of the Compensation Committee of the Board. Subject to the amendments described below to the agreement for Mr. Brewer, the original term for this agreement will continue after the initial five year term on a year-to-year basis at the time of a renewal, unless this agreement is terminated early or is not renewed. This agreement allows Mr. Brewer to be eligible for year-end bonus compensation, which is determined under an incentive bonus plan established and administered by the Compensation Committee of the Board. The employment agreement referred to above provides that, in the event of a termination of employment by us, except for "cause," that this employee will be entitled to receive the employee's then current salary for a period no longer than five years after October 2, 1996. This agreement contains a covenant not to compete with us for a period of two years immediately following the termination of employment for any reason, subject to certain exceptions described in the paragraph below.

     On September 17, 1999, Mr. Brewer's employment agreement was amended by us, based on the recommendations of the Compensation Committee, to: (1) increase the base salary; (2) extend the term through April 1, 2002; and (3) include a change of control provision. If Mr. Brewer is terminated by us without cause or if he terminates based on Good Reason (assignment of any duties inconsistent with his position, authority, duties, responsibilities or location) within two years after we undergo a change of control, then the agreement obligates our company to certain payments. For Mr. Brewer, he would receive a lump sum payment in an amount equal to two times the sum of: (a) his base salary then in effect plus
(b) the greater of $125,000 or his bonus for the year immediately preceding the year in which the termination of his employment occurs. In this circumstance, the non-compete in the agreement for Mr. Brewer shall apply for one year if he terminates employment and shall not apply at all if we terminate employment. On December 1, 2000, Mr. Brewer's employment agreement, as amended, was amended to add one month of service for every month of service completed beginning with the month of April 2000. The effect of this amendment is to maintain a two year term of the employment agreement, subject to the termination and Good Reason provisions described above. The consummation of the ClinForce transaction on March 16, 2001, as to Mr. Brewer's employment agreement, constitutes a change of control.

     Mr. Bellora entered into a five year employment agreement with us on October 2, 1996, which agreement was amended on September 17, 1999, with the amendment extending the term until April 1, 2002, increasing Mr. Bellora's base salary and including a change of control provision similar to Mr. Brewer's, subject to the recent amendment described below. This agreement, as amended, provides for an annual base salary, and a bonus to be determined annually in accordance with the incentive bonus plan administered by the Compensation Committee. Mr. Bellora's employment agreement contains a covenant not to compete with us for the two year period immediately following termination of employment with us, with certain exceptions described below. If Mr. Bellora is terminated without cause or he terminates his agreement for Good Reason, in the absence of a change of control involving us, then the agreement requires us to pay Mr. Bellora an amount equal to the lesser of: (1) his base salary payable over the remaining term of the agreement; or (2) his base salary for a two year period. In this circumstance, Mr. Bellora is obligated to comply with a one-year non-compete covenant involving our business, employees and customers. If Mr. Bellora is terminated without cause or if he terminates for Good Reason within two years after we undergo a change of control, then the agreement requires a payment to Mr. Bellora in a lump sum amount equal to two times the sum of: (a) his base salary then in effect plus (b) the greater of $100,000 or his bonus for the year immediately preceding the year in which the termination of his employment occurs, less the $200,000 payment to Mr. Bellora described below. In this circumstance, Mr. Bellora's non-compete shall apply for one year if he terminates employment and shall not apply at all if we terminate employment.
The consummation of the ClinForce transaction on March 16, 2001, as to Mr. Bellora's employment agreement, constitutes a change of control.

     In October 2000, we requested Mr. Bellora, our Chief Financial Officer to relocate his place of employment from our current corporate headquarters in Fayetteville, Arkansas to the headquarters for our eSolutions business unit in Wakefield, Massachusetts and to lower his annual salary from $250,000 to $150,000. In response to our request, Mr. Bellora, under his employment agreement, as amended in September 1999, could have terminated his employment and employment agreement for Good Reason and received payments totaling $500,000 from us, along with the expiration of his non-compete provision.

     We requested Mr. Bellora to change his place of employment and reduce his annual salary because: (1) our eSolutions business located in Wakefield, Massachusetts was going to be our only operating unit following the conclusion of our strategic alternatives sale transactions involving our staffing businesses; and (2) we wanted the oversight of the transition of our corporate headquarters from Fayetteville, Arkansas to Wakefield, Massachusetts to be based in Wakefield, Massachusetts. Mr. Bellora considered our request and after further discussions between our company and Mr. Bellora, on December 1, 2000, our company and Mr. Bellora agreed to an amendment to his employment agreement. In this connection, Mr. Bellora's salary was reduced from $250,000 to $150,000 effective December 1, 2000 and the term of his employment agreement was shortened from April 1, 2002 to November 30, 2001. In return for agreeing to move his place of employment and family, a reduction in salary and a reduction in the term of employment agreement, as part of the amendment to the employment agreement, we agreed to pay Mr. Bellora $200,000 on December 1, 2000.

     Mr. Allison entered into a four year employment agreement with us on June 23, 1997, which agreement was amended on September 17, 1999, with the amendment extending the term until April 1, 2002 and including a change of control provision described in greater detail below. This agreement, as amended, provides for an annual base salary and a bonus to be determined annually in accordance with the incentive bonus plan administered by the Compensation Committee. Mr. Allison's employment agreement contains a covenant not to compete with us for the two year period immediately following termination of employment with us, with certain exceptions. If Mr. Allison is terminated by us without cause or if he terminates for Good Reason, in the absence of a change in control involving us, then the agreement requires us to pay Mr. Allison an amount equal to the lesser of: (1) his base salary payable over the remaining term of the agreement; or (2) his base salary for a two year period. In this circumstance, Mr. Allison is obligated to comply with a one-year non-compete covenant involving our business, employees and customers. If Mr. Allison is terminated without cause or if he terminates based on Good Reason within two years after we undergo a change of control, then the agreement requires a lump sum payment to Mr. Allison in a lump sum amount equal to two times the sum of:
(a) his base salary then in effect plus (b) his bonus for the year immediately preceding the year in which the termination occurs. In this circumstance, Mr. Allison's non-compete shall apply for one year if he terminates employment and shall not apply at all if we terminate employment. On December 1, 2000, Mr. Allison's employment agreement, as amended, was amended to add one month of service for every month of service completed beginning with the month of April 2000. The effect of this amendment is to maintain a two year term of the employment agreement, subject to the termination and Good Reason provisions described above. The consummation of the ClinForce transaction on March 16, 2001, as to Mr. Allison's employment agreement, constitutes a change of control.

     On November 16, 2000, Mr. Bova's employment agreement with us was terminated without any further obligation of either party to the other under such agreement, except for Mr. Bova's salary and any unreimbursed business expenses through the date of termination. Mr. Schulte's employment agreement with us was terminated when his employment with us ended on September 7, 2000, without any further obligation to the other, except for the severance payments to Mr. Schulte as further described under "Severance Agreements with Former Executives."

New 2001 Executive Officers

     We anticipate that Shirley Singleton and David Clancey, who are currently the President and Chief Executive Officer and Senior Vice President and Chief Technology Officer, respectively, of our eSolutions business unit subsidiary located in Wakefield, Massachusetts will become executive officers of our company at our Annual Board of Directors meeting which will be held on June 6, 2001 after the conclusion of the Annual Meeting. As executive officers of our company, Ms. Singleton and Mr. Clancey will constitute two of our named executive offices that will be included in our proxy statement for our 2002 Annual Meeting. We currently anticipate that our corporate headquarters will be moved from Fayetteville, Arkansas to Wakefield, Massachusetts by the end of the second quarter of 2001.

Deferred Executive Compensation Plan

     We maintain an optional deferred compensation plan for certain members of management (including the Named Executive Officers) allowing them to defer a portion of their annual compensation. We match 50% of the first six percent of the annual compensation deferred by a participant. However, the annual match by us may not exceed $5,000 per participant. The funds attributable to a participant (including voluntary contributions and matching contributions) are invested among various funds designated by the plan administrator. Upon the death or retirement of a participant, the funds attributable to the participant (including any earnings on contributions) are distributed to the participant or the participant's beneficiary in a lump sum or in annual installments over a period of up to 15 years. A participant whose employment with us is terminated prior to death or retirement is entitled to receive his or her contributions to the plan (and any earnings thereon). However, a participant may only receive 100% of the matching contributions if he or she has completed five years of service with us. During 2000, Mr. Schulte was the only Named Executive Officer to participate in this plan.

Severance Agreements with Former Executives

     We entered into a severance agreement with one of our Named Executive Officers, Steve Schulte, formerly our Executive Vice President - Administration, whose employment with us ended in September 2000. The severance payments to Mr. Schulte during 2000 totaled $46,154. The severance payments are being paid in bi-weekly increments through September 30, 2001, which would have been the expiration date of Mr. Schulte's prior employment agreement with us.

     We entered into a severance agreement in 1999 with a former executive officer, Ted Feldman, formerly our Chief Operating Officer, whose employment with us ended in September 1999. The severance payments to Mr. Feldman during 2000 totaled $192,000. The severance payments are being paid in equal monthly increments through September 30, 2001, which would have been the expiration date of Mr. Feldman's prior employment agreement with us.

        REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Compensation Committee Membership and Interlocks

     Our Compensation Committee is primarily responsible for determining the executive officer compensation levels of our company. Our Compensation Committee is composed entirely of independent outside directors. No member of the Compensation Committee is or has ever been one of our officers or employees. No interlocking relationship exists between the members of the Compensation Committee and the board of directors or compensation committee of any other company.

Executive Compensation Components and Goals

     Executive officer compensation consists of a combination of salary, bonus and stock option awards. Each Named Executive Officer, other than Mr. Bova and Mr. Schulte whose employment agreements were terminated during 2000, is a party an employment agreement (in this report we will refer to these as the "Executive Employment Agreements") that was negotiated at arms-length. The Executive Employment Agreements, which agreements were amended in 1999 and 2000, are described under the section entitled "Compensation of Outside Directors and the Named Executive Officers - Employment Agreements." Our executive compensation strategy generally is for executives to receive a salary at or somewhat below industry averages, while being eligible for bonuses based on performance and stock option grants. We believe that lower or competitive base salary levels in combination with performance based bonuses provide our executives the potential to earn in excess of competitive industry total executive compensation if subjective and/or objective performance goals for our company are achieved. We also intend to continue to grant to our executives and other key employees stock options at the current market value of our stock. The options have no monetary value to the executives unless the market price of our common stock increases above the exercise price. We anticipate that future option grants will be based on a subjective analysis of various performance criteria, primarily earnings per share and operating profits, although future grants may not directly be tied to any one factor. Options will be granted at an exercise price equal to the closing sales price of our common stock, as reported on NASDAQ, on the date of grant. Future cash bonus payments will be made in accordance with an incentive bonus plan that we adopt at the beginning of each year based on criteria such as revenue growth, net income, return on equity, return on assets, revenue diversification mix, divisional operating income performance, earnings per share and/or discretionary matters. We believe the mix of base salary, bonuses and stock option grants links executive compensation to our company's operational performance.

     In summary, the goals of our executive compensation program are:

     . To compensate executive employees in a manner that aligns the employee's interests with the interests of our stockholders;
     .    To encourage continuation of our company's entrepreneurial spirit;
     .    To reward executives for successful long-term strategic management;
     .    To recognize outstanding performance; and
     .    To attract and retain highly qualified and motivated executives.

Policy on Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for the compensation paid to the Chief Executive Officer and the other Named Executive Officers, unless certain requirements are met. One of the requirements is that compensation over $1 million must be based upon the attainment of performance goals and in some instances approved by stockholders. The Amended and Restated 1996 Edgewater Technology, Inc. Stock Option Plan was approved by our stockholders at our May 8, 1998 Annual Meeting and was designed to meet the requirements of Section 162(m) with respect to stock option awards. The Edgewater Technology, Inc. 2000 Employee Stock Option Plan, which was adopted in August 2000 limits participation to employees and specifically excludes director and officer participants. As a result, this stock option is also designed to meet the requirements of Section 162(m) of the Internal Revenue Code. The performance based targets for the 2000 Bonus Plan (as defined below) were established on February 23, 2000, when the performance relative to these annual targets remained substantially uncertain within the meaning of Section 162(m) of the Internal Revenue Code.

2000 Executive Compensation

     The current Named Executive Officers received their annual salary in accordance with their respective Executive Employment Agreement, as amended and Mr. Bova and Mr. Schulte received their salary in accordance with their employment agreements until their employment and employment agreements ended with us during the 2000 year. During 2000, our incentive cash bonus plan (the "2000 Bonus Plan") was tied to "performance targets." In 2000, the performance-based targets for the 2000 Bonus Plan included earnings per share, operating targets and revenue mix diversification. During 2000, we also reserved discretionary authority to pay bonuses even if the performance targets were not satisfied. When we selected the performance-based targets, we also established an objective formula for calculating the maximum bonus payable to each Named Executive Officer. Under the 2000 Bonus Plan, the 2000 maximum bonus could not exceed one hundred fifty percent (150%) of Messrs. Brewer's, Bellora's and Mr. Bova's then current year-end annual base salary, and one hundred percent (100%) of Messrs. Allison's and Schulte's then current year-end annual base salary. We also had discretion under the 2000 Bonus Plan in determining whether any or all of the maximum permissible bonus would actually be paid, or whether payment or vesting of any bonus would be deferred. We were also authorized under the 2000 Bonus Plan to exercise "negative discretion" by establishing additional conditions and terms of payment of bonuses, including the achievement of other financial, strategic, individual goals or discretionary matters, which could be objective or subjective. Messrs. Brewer's Bellora's and Bova's bonus eligibility was primarily related to earnings per share targets which were not satisfied and for which they did not receive any bonus related thereto. Mr. Allison's bonus eligibility under the 2000 Bonus Plan was based on a combination of earnings per share targets and discretionary matters, with the earnings per share targets portion for Mr. Allison accounting for fifty percent (50%) of his bonus eligibility and with the discretionary matters portion accounting for the other fifty percent (50%) of Mr. Allison's bonus eligibility. Since we did not achieve the earnings per share targets under the 2000 Bonus Plan, Mr. Allison received only fifty percent (50%) of his bonus eligibility resulting from satisfaction of discretionary matters for Mr. Allison. As to Mr. Schulte, he did not receive a bonus under the 2000 Bonus Plan since his bonus possibility was tied entirely to earnings per share targets for our company that were not satisfied. All bonuses payable to Mr. Allison under the 2000 Bonus Plan will be paid in cash or cash equivalents in 2001. All of the Named Executive Officers were eligible to participate in the 2000 Bonus Plan.

2000 Chief Executive Officer Compensation

     Compensation paid during 2000 to Clete T. Brewer, our President and Chief Executive Officer, was comprised of $350,000 in base salary in accordance with his Executive Employment Agreement, as amended. Mr. Brewer did not receive a bonus during 2000. Mr. Brewer did not receive any stock option grants during 2000. This report is submitted by the members of the Compensation Committee.


                          The Compensation Committee:
                        R. Clayton McWhorter, Chairman
                               William J. Lynch
                                 Bob L. Martin

                         REPORT OF THE AUDIT COMMITTEE

General

     As noted previously, the members of the Audit Committee are William J. Lynch (Chairman), Charles A. Sanders, M.D. and R. Clayton McWhorter. Each of the members of the Audit Committee is independent as defined under NASDAQ Marketplace Rule 4350(d)(2). The Audit Committee operates under a written charter which is attached to this Proxy Statement as Annex A (the "Charter"). The Audit Committee developed the Charter in consultation with our accounting, finance and legal departments, and our independent accountants.

Fees

     Audit Fees. We paid a total of $185,000 to Arthur Andersen LLP for audit services, which included work on the annual audit, quarterly reviews of financial statements and SEC related matters rendered in fiscal year 2000.

     Financial Information. We did not pay Arthur Andersen LLP any professional fees in connection with the design, implementation or maintenance of our information systems, local area network and the like during fiscal 2000.

     All Other Fees. We paid a total of $2,854,000 to Arthur Andersen LLP for non-audit services, which included income tax consultation, federal and state tax return preparation, sundry consultation projects, divisional and segment audits and reviews with respect to sale of three of our non-eSolutions businesses and audit and audit advisory-services work with respect to the initial public offering of Robert Walters plc (the "IPO") during fiscal year 2000. In the IPO, two of our wholly-owned subsidiaries sold all of their ownership interests of Robert Walters plc in the IPO on the London Stock Exchange. The Audit Committee has considered whether the non-annual audit services provided by Arthur Andersen LLP were compatible with maintaining its independence and has determined that the nature and substance of the non-audit services, particularly since a significant portion of the other fees during fiscal year 2000 related to sale of three of our non-eSolutions businesses and the IPO, did not impair the status of Arthur Andersen LLP, as independent accountants.

2000 Audited Financial Statements

     The Audit Committee has reviewed and discussed with our management our audited financial statements as of and for the fiscal year ended December 31, 2000. The Audit Committee also has discussed with the independent accountants for our company the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The Audit Committee has received the written disclosures and the letter from the independent accountants for us required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with the independent auditors that firm's independence from our management and us.

     Based on the review and discussions referred to above, the Audit Committee recommends to the Board that the year-end audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the SEC.

                             The Audit Committee:
                          William J. Lynch, Chairman
                           Charles A. Sanders, M.D.
                             R. Clayton McWhorter

                             CERTAIN TRANSACTIONS

     We lease our current corporate headquarters at 302 E. Millsap Rd. in Fayetteville, Arkansas from Brewer Investments II, L.C. The members of the limited liability company are Jerry T. Brewer, our Chairman Emeritus, and Kay Brewer, Mr. Brewer's spouse, who are the parents of Clete T. Brewer. The total lease payments to Brewer Investments II, L.C. in 2000 for this lease and the lease payments for the offices at 234 E. Millsap Rd. in Fayetteville, Arkansas from January 1, 2000 through June 28,2000, when we owned our Commercial Staffing Segment and leased those premises approximated $404,100. The lease for the 302
E. Millsap Rd. premises expires in 2009 and we are currently trying to sublet the premises, consistent with the move of our corporate headquarters from Fayetteville, Arkansas to Wakefield, Massachusetts by the end of the second quarter of 2001. The lease obligations on the 234 E. Millsap Rd. premises were assumed by the purchaser of our Commercial Staffing Segment on June 28, 2000. We are responsible for all real estate taxes, insurance, utilities and maintenance on the 302 E. Millsap Rd. lease. During 2000, until we sold our Commercial Services Segment on June 28, 2000, we leased property for several Commercial Staffing branch offices in Little Rock, Arkansas from a limited liability company. One member of this limited liability company is Steven E. Schulte, a former director and our former Executive Vice President - Administration. Rent during the period we owned the Commercial Services Segment in 2000 approximated $28,500 on this lease. We were responsible for all real estate taxes, insurance, utilities and maintenance during 2000 when our Commercial Services Segment leased this space. We believe that the rental payments for these leased facilities with the related parties described above are on terms that are as favorable to us as those that could have been obtained from unaffiliated third parties.

     In March 1998, we loaned Terry C. Bellora, our Chief Financial Officer, the principal amount of $300,000 pursuant to a loan agreement and promissory note that accrues interest at five percent (5.0%) per annum. The outstanding balance at December 31, 2000 consisted of $100,000 of principal and accrued, but unpaid interest thereon. During 2000, in accordance with and pursuant to the loan agreement and promissory note, the principal amount of $200,000 and all accrued but unpaid interest thereon of $33,945 was forgiven since Mr. Bellora's employment with our company continued during this period. See also "Compensation of Outside Directors and the Named Executive Officers - "Compensation of the Named Executive Officers."

     During 2000, our eSolutions business unit had revenues of $8.5 million from the Synapse Group, Inc. for eSolutions services. Mr. Loeb, who joined our Board in April 2000, is also the President and Chief Executive Officer of the Synapse Group, Inc.

PERFORMANCE GRAPH AND TOTAL RETURN ANALYSIS

     During the second half of 1999, with guidance from our financial advisor Credit Suisse First Boston Corporation, we began to explore strategic alternatives for each of our non-eSolutions (staffing) businesses in an effort to maximize stockholder value. As part of this strategic alternatives process, we sold four of our staffing businesses during 2000 and executed a definitive agreement on December 15, 2000 to sell our ClinForce, Inc. and CFRC, Inc. subsidiaries, which comprised our only remaining staffing business. ClinForce, Inc. and CFRC, Inc. were sold on March 16, 2001 pursuant to this definitive agreement. Since 2000 included both staffing operations and eSolutions operations, and following the ClinForce, Inc. and CRFC, Inc. sale, our only operating business consists of eSolutions services, we have included a separate peer group for each of these industry sectors in the following performance graph and total return analysis.

     The following chart compares the cumulative total stockholder return on our common stock with the cumulative total return on the NASDAQ Composite Index and the common stock of six companies in the staffing industry, and six companies in the eSolutions industry, for the period beginning on September 27, 1996 (the date that trading of our common stock first began on the Nasdaq National Market) and ending on December 29, 2000 (the last trading date for our common stock in the 2000 fiscal year) assuming a $100 investment in each and assuming the reinvestment of dividends. Although our initial offering price was $12.00, the closing price of $14.00 on the first trading day in our common stock was used as the beginning price of the common stock. We did not pay any dividends during the period. Our self-selected peer group companies for the staffing services industry, which is the same peer group used for 1999 in our 2000 Annual Meeting Proxy Statement are: Modis Professional Services, Inc. (formerly AccuStaff Incorporated); kforce.com (formerly Romac International, Inc.); Personnel Group of America, Inc.; RemedyTemp, Inc.; SOS Staffing Services, Inc.; and Spherion Corporation (formerly Interim Services, Inc.). Our self-selected peer group companies for the eSolutions industry are: Breakaway Solutions, Inc.; marchFirst, Inc.; Scient Corporation; Viant Corporation; Razorfish, Inc.; and U.S. Interactive, Inc.

                             [GRAPH APPEARS HERE]

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TOTAL RETURN ANALYSIS                               9/27/96   12/31/96   12/31/97   12/31/98   12/31/99   12/31/00
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EDGEWATER TECHNOLOGY, INC                          $    100  $   89.29  $  225.89  $  159.82  $   54.01  $   46.43
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STAFFING PEER GROUP                                     100      82.34     110.79      83.47      65.92      24.40
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E-SOLUTIONS PEER GROUP                                  100     109.62     178.62     217.17     312.30      14.99
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NASDAQ US INDEX                                         100     104.62     128.13     180.70     335.82     202.10
------------------------------------------------------------------------------------------------------------------

Source & Poor's Compustat Custom Products Division
Website: www.compustat.com
Phone: (303) 721-4819; Fax: 694-4021

                            ITEM 2 - OTHER MATTERS

     The Board is not aware of any other matter to be presented for action at the Annual Meeting. If any other matter requiring a vote of stockholders should arise, then the proxies (or their substitutes) will vote in accordance with their best judgement.

                            ADDITIONAL INFORMATION

Independent Public Accountants

     Our Board has selected Arthur Andersen LLP as our independent public accountants, a position the firm has held since our initial public offering. We expect representatives of Arthur Andersen LLP to be present at the Annual Meeting. We will provide this accounting firm the opportunity to make a statement, if they so desire and to respond to appropriate questions.

Annual Report

     Our 2000 Annual Report to Stockholders accompanies this Proxy Statement. Our Annual Report on Form 10-K for the year ended December 31, 2000 was filed with the SEC on March 30, 2001. A copy of our 2000 Form 10-K, including any financial statements and schedules and a list describing any exhibits not included in the 2000 Form 10-K, may be obtained without charge by any stockholder. Written requests for copies of the report should be directed to Gordon Y. Allison, Corporate Secretary, Edgewater Technology, Inc., 302 East Millsap Road, Fayetteville, Arkansas 72703.

Information Not Incorporated

     The SEC's rules allow the information in this Proxy Statement to be incorporated by reference to and form a part of our 2000 Form 10-K. The information incorporated by reference is deemed to be part of our 2000 Form 10-K, with two exceptions. The SEC's rules do not require the Compensation Committee Report and the Audit Committee Report to be incorporated in any filing made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. The Compensation Committee Report and the Audit Committee Report shall not be deemed to be filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless we specifically incorporate these reports by reference in some other filed document.





                            YOUR VOTE IS IMPORTANT
                 PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD
                 IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE

                                   ANNEX "A"

                     CHARTER OF THE AUDIT COMMITTEE OF THE
                             BOARD OF DIRECTORS OF
                          EDGEWATER TECHNOLOGY, INC.

Purpose - The Audit Committee is a committee of the Board of Directors whose primary function is to assist the board in fulfilling its oversight responsibilities regarding the Company's financial reporting, system of internal controls, and the audit process.

Organization and Scope - The Audit Committee shall be appointed annually by the Board of Directors and shall consist of at least three directors who are considered to be independent. In meeting its responsibilities, the Committee shall have unrestricted access to members of management, shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities, and shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation or otherwise in the fulfillment of its responsibilities.

Responsibilities - The Audit Committee's responsibilities will cover the following areas:

  Internal Controls and Risk Assessment - Review and evaluate the effectiveness of or weaknesses in the Company's overall control environment and review and evaluate the effectiveness of the Company's process for assessing and managing significant risks or exposures.

  Financial Reporting - Review and approve the Company's accounting policies and, on a periodic basis, review with management and the independent accountants any serious difficulties or disputes encountered during the course of their work, the existence of significant estimates and judgments underlying the financial statements, including the rationale behind those estimates, and other matters related to the audit which are required to be communicated to the Committee under generally accepted auditing standards.

  External Auditor - The Committee shall be responsible for recommending to the Board of Directors the independent accountants to be nominated, approve their compensation, confirm and assure their independence and be responsible for discharging the independent accountants, as necessary.

  Internal Auditor - Recommend to the Board of Directors the internal auditors (which, at the Audit Committee's discretion, may represent a professional services firm engaged to provide internal audit services), approve their compensation, review and evaluate the scope of the internal auditors' work, consider and review with management the internal auditors' significant findings and management's responses thereto, confirm the independence and objectivity of the internal auditor, and review and approve the discharge of the internal auditor.

  Other - Undertake such other responsibilities that the Board of Directors shall delegate to the Audit Committee from time to time.

                          EDGEWATER TECHNOLOGY, INC.
                             302 EAST MILLSAP ROAD
                         FAYETTEVILLE, ARKANSAS 72703

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                 ANNUAL MEETING OF STOCKHOLDERS, JUNE 6, 2001


        KNOW ALL MEN BY THESE PRESENTS that I, the undersigned stockholder of Edgewater Technology, Inc., a Delaware corporation (the "Company"), do hereby nominate, constitute, and appoint Clete T. Brewer, Gordon Y. Allison and Terry
C. Bellora, or any one or more of them, my true and lawful attorney(s) with full power of substitution for me and in my name, place and stead, to vote all of the Common Stock, par value $.01 per share of the Company, standing in my name on its books on April 23, 2001, at the Annual Meeting of its Stockholders to be held on June 6, 2001 at the Boston Marriott Long Wharf, 296 State Street, Boston, Massachusetts 02109, at 10:00 a.m. eastern standard time, and at any and all adjournments thereof.

        ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING.

                               SEE REVERSE SIDE

[X] Please mark your
    votes as in this
    example.

                FOR all nominees        WITHHOLD
               listed (except as        AUTHORITY
                 marked to the       to vote for all     Election of the following nominees as directors:
                   contrary          nominees listed     Clefe T. Brewer, William J. Lynch, Charles A. Sanders, M.D.,
1. Election of        [ ]                  [ ]           Bob L. Martin, Michael R. Loeb and Shirley Singleton
   Directors

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee's name(s)
on the space provided below.)

-------------------------------------------------------------------------------------------------------

2. In their discretion, upon any other matters which may properly come before the meeting or any adjournment thereof.

                                                                        PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. WHEN
                                                                        SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN
                                                                        SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, OR
                                                                        GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION,
                                                                        PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER
                                                                        AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PART-
                                                                        NERSHIP NAME BY AUTHORIZED PERSON. PLEASE MARK, SIGN,
                                                                        DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
                                                                        ENCLOSED SELF-ADDRESSED, POSTAGE PREPAID ENVELOPE.

The stockholder acknowledges receipt of the Notice of Annual Meeting, a Proxy Statement and an Annual Report and revokes all prior Proxies for said meeting. This Proxy, when properly executed, will be voted
in the manner directed herein by the stockholder and in accordance     ------------------------------------------------------------
with the instructions set forth in bold on the reverse side of this
Proxy.                                                                 ------------------------------------------------------------
                                                                             SIGNATURE(S)                               DATE
